Exhibit 99.1

CB&I Reports Third Quarter 2012 Results

Earnings per Share up 14% over Q3 2011

THE WOODLANDS, Texas--(BUSINESS WIRE)--October 23, 2012--CB&I (NYSE: CBI) today reported net income of $80.2 million, or $0.82 per diluted share, for the third quarter of 2012, compared with $72.2 million, or $0.72 per diluted share, in the third quarter of 2011. Revenue for the quarter was $1.4 billion, up from $1.3 billion over the comparable period. New awards for the quarter totaled $930 million, and the company’s backlog at the end of the quarter totaled $9.5 billion.

“I am extremely pleased to report another quarter of strong earnings and revenue growth, reflecting solid performance and robust end markets throughout the world,” said Philip K. Asherman, President and CEO. “Looking ahead, we are well-positioned in the industries we serve and see significant growth opportunities, particularly in U.S. petrochemicals and global LNG. In addition, we expect to complete the Shaw acquisition in the first quarter, considerably expanding our ability to compete for and execute the world’s largest energy infrastructure projects, regardless of type, scope, or location.”

During the third quarter, the company returned $4.8 million to shareholders through quarterly cash dividends. Cash and cash equivalents as of September 30 were $655 million, up from $553 million the prior quarter.

Earnings Conference Call

CB&I will host a webcast on October 23 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com Investor Relations.

About CB&I

CB&I (NYSE: CBI) engineers and constructs some of the world’s largest energy infrastructure projects. With premier process technology, proven EPC expertise, and unrivaled storage tank experience, CB&I executes projects from concept to completion. Safely. Reliably. Globally. For more information, visit www.CBI.com.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Chicago Bridge & Iron Company N.V. (“CB&I”) has filed with the Securities and Exchange Commission (“SEC”) a preliminary registration statement on Form S-4 that includes a joint proxy statement of The Shaw Group Inc. (“Shaw”) and CB&I that also constitutes a prospectus of CB&I. CB&I and Shaw also plan to file other documents with the SEC regarding the proposed transaction. A definitive joint proxy statement/prospectus will be mailed to shareholders of Shaw and CB&I. INVESTORS AND SECURITY HOLDERS OF SHAW AND CB&I ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other relevant documents filed by CB&I and Shaw, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CB&I will be available free of charge on CB&I’s internet website at www.cbi.com under the tab “Investor Relations” and then under the tab “SEC Documents” or by contacting CB&I’s Investor Relations Department at 832-513-1200. Copies of the documents filed with the SEC by Shaw will be available free of charge on Shaw’s internet website at www.Shawgrp.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Shaw’s Investor Relations Department at 225-987-7372.

Participants in the Solicitation

CB&I, Shaw, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Shaw and CB&I in connection with the proposed transaction. Information about the directors and executive officers of Shaw is set forth in Shaw’s proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 15, 2011. Information about the directors and executive officers of CB&I is set forth in CB&I’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on March 22, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the preliminary joint proxy statement/prospectus filed with the SEC on September 18, 2012 and will be contained in other relevant materials to be filed with the SEC in connection with the proposed transaction, including the definitive joint proxy statement/prospectus, when they become available.

Cautionary Statements regarding Forward-Looking Statements

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. Actual future results and financial performance could vary significantly from those anticipated in such statements. The forward looking statements include assumptions about our operations, such as cost controls and market conditions, and the proposed transaction (including its benefits, results, effects and timing) that may not be realized. Risks and uncertainties related to the transaction include, but are not limited to: the failure of the shareholders of CB&I or the shareholders of Shaw to approve the transaction; the risk that the conditions to the closing of the transaction are not satisfied; the risk that regulatory approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the proposed transaction; costs and difficulties related to the integration of Shaw’s businesses and operations with CB&I’s business and operations; the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction; unexpected costs, charges or expenses resulting from the transaction; litigation relating to the transaction; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in CB&I’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, CB&I’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, and in the preliminary joint proxy statement/prospectus filed with the SEC on September 18, 2012 and other reports filed with the SEC. Please read CB&I’s “Risk Factors” and other cautionary statements contained in these filings.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011

Revenue	$1,446,942	$1,255,344	$3,947,738	$3,295,320
Cost of revenue	1,258,052	1,108,532	3,446,699	2,871,699
Gross profit	188,890	146,812	501,039	423,621
% of Revenue	13.1%	11.7%	12.7%	12.9%

Selling and administrative expense	52,860	49,749	168,484	155,889
% of Revenue	3.7%	4.0%	4.3%	4.7%

Intangibles amortization	5,996	6,409	18,125	19,073
Other operating expense (income), net	2,554	614	3,816	(230)
Equity earnings	(705)	(2,688)	(6,515)	(7,238)
Income from operations	128,185	92,728	317,129	256,127
% of Revenue	8.9%	7.4%	8.0%	7.8%

Interest expense	(6,826)	(1,105)	(11,769)	(7,700)
Interest income	1,962	2,381	6,437	5,496
Income before taxes	123,321	94,004	311,797	253,923

Income tax expense	(37,068)	(22,601)	(91,726)	(69,253)
Net income	86,253	71,403	220,071	184,670

Less: Net (income) loss attributable to noncontrolling interests	(6,022)	761	(8,033)	(106)

Net income attributable to CB&I	$80,231	$72,164	$212,038	$184,564

Net income attributable to CB&I per share:
Basic	$0.83	$0.74	$2.19	$1.88
Diluted	$0.82	$0.72	$2.16	$1.84

Weighted average shares outstanding:
Basic	96,399	97,772	96,684	98,251
Diluted	97,814	99,814	98,231	100,271

Cash dividends on shares:
Amount	$4,836	$4,921	$14,553	$14,841
Per Share	$0.05	$0.05	$0.15	$0.15

CHICAGO BRIDGE & IRON COMPANY N.V.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
Steel Plate Structures	$437,366	47%	$3,135,692	82%	$1,574,014	35%	$3,797,777	63%
Project Engineering and Construction	350,812	38%	499,046	13%	2,298,750	52%	1,853,137	31%
Lummus Technology	141,934	15%	173,418	5%	582,470	13%	384,394	6%
Total	$930,112		$3,808,156		$4,455,234		$6,035,308

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
Steel Plate Structures	$496,576	34%	$511,376	41%	$1,416,037	36%	$1,336,441	40%
Project Engineering and Construction	799,868	55%	630,010	50%	2,192,500	55%	1,636,227	50%
Lummus Technology	150,498	11%	113,958	9%	339,201	9%	322,652	10%
Total	$1,446,942		$1,255,344		$3,947,738		$3,295,320

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
Steel Plate Structures	$51,227	10.3%	$43,284	8.5%	$137,944	9.7%	$127,697	9.6%
Project Engineering and Construction	36,214	4.5%	22,601	3.6%	93,744	4.3%	62,092	3.8%
Lummus Technology	40,744	27.1%	26,843	23.6%	85,441	25.2%	66,338	20.6%
Total	$128,185	8.9%	$92,728	7.4%	$317,129	8.0%	$256,127	7.8%

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2012	2011
ASSETS

Current assets	$1,896,086	$1,661,321
Equity investments	85,900	95,687
Property and equipment, net	277,886	262,003
Goodwill and other intangibles, net	1,090,803	1,114,512
Other non-current assets	127,988	158,460

Total assets	$3,478,663	$3,291,983

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturity of long-term debt	$40,000	$40,000
Other current liabilities	1,756,766	1,703,424
Other non-current liabilities	339,688	352,129

Shareholders' equity	1,342,209	1,196,430

Total liabilities and shareholders' equity	$3,478,663	$3,291,983

CHICAGO BRIDGE & IRON COMPANY N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
(in thousands)

	Nine Months
	Ended September 30,
	2012	2011
CASH FLOWS

Cash flows from operating activities	$138,212	$189,126
Cash flows from investing activities	(46,087)	(16,059)
Cash flows from financing activities	(115,693)	(98,591)
Effect of exchange rate changes on cash and cash equivalents	6,511	(16,315)

(Decrease) increase in cash and cash equivalents	(17,057)	58,161
Cash and cash equivalents, beginning of the year	671,811	481,738
Cash and cash equivalents, end of the period	$654,754	$539,899

OTHER FINANCIAL DATA

Increase in receivables, net	$(211,427)	$(220,656)
Change in contracts in progress, net	(133,930)	(15,665)
Increase in accounts payable	105,958	148,185
Change in contract capital	$(239,399)	$(88,136)

Depreciation and amortization	$50,511	$52,037
Capital expenditures	$50,996	$23,822

Backlog *	$9,543,989	$9,272,683

* Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Investors: Christi Thoms, +1 832 513 1200
Media: www.CBI.com